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                                                             EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 dated March 29, 1996 (No. 333-2914) of HighwayMaster Communications, Inc. of our report dated February 10, 1997 appearing on page F-1 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of this Form 10-K.



PRICE WATERHOUSE LLP

Dallas, Texas
March 27, 1997